                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event
  reported):  February 27, 1998


                            RSL Communications, Ltd.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Bermuda                       333-25749                  N/A
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                                 Clarendon House
                                  Church Street
                             Hamilton HM CX Bermuda
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (441) 295-2832
                           ---------------------------
                         (Registrant's telephone number)

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ITEM 5.  OTHER EVENTS


                  RSL Communications PLC, a wholly-owned subsidiary of the registrant, is making an offering of Deutsche Mark denominated Senior Notes due 2008, having a U.S. dollar equivalent principal amount of approximately $100 million, bearing interest at a rate to be determined. The issue will be guaranteed by the registrant and the offering is expected to close in early March.

                  These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Press release dated February 27, 1998.


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RSL COMMUNICATIONS, LTD.

Date:  February 27, 1998               By /s/ Mark Hirschhorn
                                         -----------------------------------
                                         Name: Mark Hirschhorn
                                         Title:  Global Controller
                                                 (Authorized Officer and
                                                 Chief Accounting Officer)





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                                  Exhibit Index

99.1     Press Release dated February 25, 1998.



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